Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, April 23, 2019	INVESTOR RELATIONS CONTACT: Daniel Wong - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2019 First Quarter Financial Results

HONOLULU — April 23, 2019 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2019.

First Quarter 2019 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$36.4M	+$7.8M	$32.6M	$(23.3)M
Diluted EPS	$0.75	+$0.19	$0.67	$(0.42)
Pre-tax Margin	7.5%	+1.9 pts.	6.7%	(4.3) pts.

"Hawaiian is off to a solid start in 2019,” said Peter Ingram, Hawaiian Airlines president and CEO. “We made important progress against our 2019 priorities in the first quarter, advancing a host of initiatives that will bring lasting value to our guests, our team, and our shareholders. Executing the winning formula we have crafted in the course of 90 years of serving Hawai‘i with the best mix of service, products, and aircraft positions us well to continue to succeed in the face of an evolving competitive environment. We look forward to the rest of 2019 and demonstrating, yet again, that Hawaiian is the carrier of choice to Hawai'i."

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Shareholder Returns, Liquidity and Capital Resources

The Company returned $16.9 million to shareholders in the first quarter through share repurchases of $11.1 million and a dividend payment of $5.8 million.

On April 19, 2019 the Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on May 31, 2019 to all shareholders of record as of May 17, 2019.

As of March 31, 2019, the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $532 million

•	Outstanding debt and capital lease obligations of $613 million

First Quarter 2019 Highlights

Awards and Recognition

•	Ranked #1 nationally for on-time performance for the 15th consecutive year in 2018 as reported in the U.S. Department of Transportation (DOT) Air Travel Consumer Report.

Partnerships

•	Received notification from the U.S. Department of Transportation (DOT) that its antitrust immunity application with Japan Airlines was deemed substantially completed.

•	Announced a partnership with Carbon Lighthouse to launch a two-month pilot program focused on reducing energy waste at its Airport Center building.

•
In April, announced an expanded codeshare agreement with Virgin Australia that offers travelers in more than a dozen Australian and New Zealand cities a broader and more convenient network of flights to Hawai'i.

Products and Services

•
In April, selected partners for development of its Boeing 787-9 Dreamliner seats. Adient Aerospace and Collins Aerospace will design and supply seats for the Company's new flagship aircraft scheduled to enter its transpacific route network in 2021.

•	Launched a brand new Hawaiian Airlines mobile app with features designed to improve guests’ day-of-travel experience.

Routes and Network

•
In April, began service on its second East Coast route with five-times-a-week non-stop service between Boston's Logan International Airport (BOS) and Honolulu’s Daniel K. Inouye International Airport (HNL).

•	Expanded its service to Northern California with:

▪	the launch of new daily non-stop service between Maui’s Kahului Airport (OGG) and Sacramento International Airport (SMF); and

▪
the announcement of new daily non-stop service between San Francisco International Airport (SFO) and Honolulu (HNL) using new Airbus A321neo aircraft beginning October 2019, augmenting daily flights between San Francisco (SFO) and both Honolulu (HNL) and Maui (OGG).

•	Submitted its application to the U.S. Department of Transportation (DOT) for three additional daily flights between Honolulu (HNL) and Tokyo Haneda Airport (HND).

Fleet

•	Took delivery of one Airbus A321neo aircraft in March, increasing the size of its A321neo fleet to twelve aircraft.

•	Retired the last of its Boeing 767 aircraft in January.

Second Quarter and Full Year 2019 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2019 and the full year ending December 31, 2019 expressed as an expected percentage change compared to the results for the quarter ended June 30, 2018, and the full year ended December 31, 2018, as applicable.

	Second Quarter		GAAP Second Quarter
Item	2019 Guidance	GAAP Equivalent	2019 Guidance
ASMs	Up 1.5 - 3.5%
Operating revenue per ASM	Down 2.0 - 5.0%
Cost per ASM excluding fuel and non-recurring items (a)	Down 0.5% - Up 2.5%	Cost per ASM (a)	Down 2.2% - Up 0.3%
Gallons of jet fuel consumed	Flat - Down 3.0%
Economic fuel cost per gallon (b)(c)	$2.19	Fuel cost per gallon (b)	$2.16

	Full Year		GAAP Full Year
Item	2019 Guidance	GAAP Equivalent	2019 Guidance
ASMs	Up 1.5 - 4.5%
Cost per ASM excluding fuel and non-recurring items (a)	Flat - Up 3.0%	Cost per ASM (a)	Down 0.7 - 2.9%
Gallons of jet fuel consumed	Down 2.5% - Up 0.5%
Economic fuel cost per gallon (b)(c)	$2.16	Fuel cost per gallon (b)	$2.14

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b) Fuel cost per gallon estimates are based on the April 10, 2019 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 23, 2019) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 15 years (2004-2018) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 90th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (13) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides, on average, more than 170 jet flights daily between the Hawaiian Islands, with over 260 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel and non-recurring items, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter ending June 30, 2019 and full year ending December 31, 2019; the Company's expectations regarding operating revenue per available seat mile for the quarter ending June 30, 2019; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2019	2018	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$601,304	$611,600	(1.7)%
Other	55,447	53,812	3.0%
Total	656,751	665,412	(1.3)%
Operating Expenses:
Wages and benefits	175,065	168,709	3.8%
Aircraft fuel, including taxes and delivery	126,104	133,446	(5.5)%
Maintenance, materials and repairs	63,045	58,141	8.4%
Aircraft and passenger servicing	38,900	36,518	6.5%
Depreciation and amortization	38,151	32,245	18.3%
Commissions and other selling	30,836	31,925	(3.4)%
Aircraft rent	30,396	31,900	(4.7)%
Other rentals and landing fees	31,046	30,815	0.7%
Purchased services	32,453	31,121	4.3%
Contract terminations expense	—	35,322	(100.0)%
Other	38,079	39,005	(2.4)%
Total	604,075	629,147	(4.0)%
Operating Income	52,676	36,265	45.3%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(7,530)	(8,555)
Interest income	2,983	1,474
Capitalized interest	1,285	2,238
Gains (losses) on fuel derivatives	570	4,617
Other, net	(1,025)	1,056
Total	(3,717)	830
Income Before Income Taxes	48,959	37,095
Income tax expense	12,601	8,553
Net Income	$36,358	$28,542
Net Income Per Common Stock Share:
Basic	$0.75	$0.56
Diluted	$0.75	$0.56
Weighted Average Number of Common Stock Shares Outstanding:
Basic	48,392	51,055
Diluted	48,429	51,199

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2019		2018		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,821		2,891		(2.4)%
Revenue passenger miles (RPM)	4,127,729		4,030,657		2.4%
Available seat miles (ASM)	4,850,723		4,731,314		2.5%
Passenger revenue per RPM (Yield)	14.57	¢	15.17	¢	(4.0)%
Passenger load factor (RPM/ASM)	85.1%		85.2%		(0.1	) pt.
Passenger revenue per ASM (PRASM)	12.40	¢	12.93	¢	(4.1)%
Total Operations (a) :
Revenue passengers flown	2,823		2,892		(2.4)%
Revenue passenger miles (RPM)	4,128,485		4,030,783		2.4%
Available seat miles (ASM)	4,851,921		4,731,498		2.5%
Operating revenue per ASM (RASM)	13.54	¢	14.06	¢	(3.7)%
Operating cost per ASM (CASM)	12.45	¢	13.30	¢	(6.4)%
CASM excluding aircraft fuel and non-recurring items (b)	9.87	¢	9.73	¢	1.4%
Aircraft fuel expense per ASM (c)	2.60	¢	2.82	¢	(7.8)%
Revenue block hours operated	51,627		48,747		5.9%
Gallons of jet fuel consumed	64,521		65,279		(1.2)%
Average cost per gallon of jet fuel (actual) (c)	$1.95		$2.04		(4.4)%
Economic fuel cost per gallon (c)(d)	$2.00		$1.96		2.0%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2019	2018	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$126,104	$133,446	(5.5)%
Realized losses (gains) on settlement of fuel derivative contracts	2,844	(5,661)	NM
Economic fuel expense	$128,948	$127,785	0.9%
Fuel gallons consumed	64,521	65,279	(1.2)%
Economic fuel costs per gallon	$2.00	$1.96	2.0%

	Estimated three months ending June 30, 2019			Estimated full year ending December 31, 2019
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$143,684	to	$148,193	$570,587	to	$588,328
Realized losses (gains) on settlement of fuel derivative contracts	2,100	to	2,100	6,000	to	6,000
Economic fuel expense	$145,784	to	$150,293	$576,587	to	$594,328
Fuel gallons consumed	66,568	to	68,627	266,938	to	275,152
Economic fuel costs per gallon	$2.19	to	$2.19	$2.16	to	$2.16

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•
Unrealized loss (gain) on foreign debt is based on fluctuations in foreign exchange rates related to foreign-denominated debt agreements the Company executed during the three months ended June 30, 2018.

•	During the three months ended March 31, 2019, the Company recorded a gain on disposal for B767-300 aircraft equipment of $1.1 million in conjunction with the retirement of our B767 fleet.

The Company believes that excluding the impact of these derivative adjustments, fluctuations in foreign exchange rates, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

2018 contract terminations expense

•
During the three months ended March 31, 2018, the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018, the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract terminations expense to reflect a portion of the termination penalty. In January 2018, the Company entered into a transaction with its lessor to early terminate and purchase three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

	Three months ended March 31,
	2019		2018
	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP Net Income, as reported	$36,358	$0.75	$28,542	$0.56
Add (deduct): changes in fair value of derivative contracts	(3,414)	(0.07)	1,044	0.02
Add: unrealized loss (gain) on foreign debt	(630)	(0.01)	—	—
Add: loss (gain) on sale of aircraft and equipment	(1,097)	(0.02)	—	—
Add: contract terminations expense	—	—	35,322	0.69
Deduct: tax effect of adjustments	1,337	0.02	(9,092)	(0.18)
Adjusted Net Income	$32,554	$0.67	$55,816	$1.09

	Three months ended March 31,
	2019	2018
	(in thousands)
Income Before Income Taxes, as reported	$48,959	$37,095
Add (deduct): changes in fair value of derivative contracts	(3,414)	1,044
Add: unrealized loss (gain) on foreign debt	(630)	—
Add: loss (gain) on sale of aircraft and equipment	(1,097)	—
Add: contract terminations expense	—	35,322
Adjusted Income Before Income Taxes	$43,818	$73,461

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2019	2018
	(in thousands, except CASM data)
GAAP Operating Expenses	$604,075	$629,147
Less: aircraft fuel, including taxes and delivery	(126,104)	(133,446)
Less: (loss) gain on sale of aircraft and equipment	1,097	—
Less: contract terminations expense	—	(35,322)
Adjusted Operating Expenses	$479,068	$460,379
Available Seat Miles	4,851,921	4,731,498
CASM - GAAP	12.45 ¢	13.30 ¢
Less: aircraft fuel	(2.60)	(2.82)
Less: (loss) gain on sale of aircraft and equipment	0.02	—
Less: contract terminations expense	—	(0.75)
Adjusted CASM	9.87 ¢	9.73 ¢

	Estimated three months ending June 30, 2019					Estimated full year ending December 31, 2019
	(in thousands, except CASM data)
GAAP Operating Expenses	$617,715		to	$646,139		$2,485,902		to	$2,619,478
Less: aircraft fuel, including taxes and delivery	(143,684)		to	(148,193)		(570,587)		to	(588,328)
Less: (loss) gain on sale of aircraft and equipment	—		to	—		1,097		to	1,097
Adjusted Operating Expenses	$474,031		to	$497,946		$1,916,412		to	$2,032,247
Available Seat Miles	5,095,326		to	5,195,727		20,474,490		to	21,079,647
CASM - GAAP	12.12	¢	to	12.44	¢	12.14	¢	to	12.43	¢
Less: aircraft fuel	(2.82)		to	(2.85)		(2.79)		to	(2.79)
Less: (loss) gain on sale of aircraft and equipment	—		to	—		0.01		to	0.01
Adjusted CASM	9.30	¢	to	9.59	¢	9.36	¢	to	9.65	¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2019	2018
Pre-Tax Margin, as reported	7.5%	5.6%
Add: changes in fair value of derivative contracts	(0.5)	0.1
Add: unrealized loss (gain) on foreign debt	(0.1)	—
Add: loss (gain) on sale of aircraft and equipment	(0.2)	—
Add: contract terminations expense	—	5.3
Adjusted Pre-Tax Margin	6.7%	11.0%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and non-recurring items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	March 31, 2019
	(in thousands, except Leverage Ratio)
Debt and capital lease obligations	$612,588
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	871,199
Adjusted debt and capital lease obligations	$1,483,787

EBITDAR:
Income Before Income Taxes	$313,022
Add back:
Interest and amortization of debt discounts and issuance costs	31,976
Depreciation and amortization	145,772
Aircraft rent	124,457
EBITDAR	$615,227

Adjustments:
Add: changes in fair value of derivative contracts	$15,515
Add: unrealized loss (gain) on foreign debt	(250)
Add: loss (gain) on sale of aircraft and equipment	(788)
Adjusted EBITDAR	$629,704

Leverage Ratio	2.4	x